Exhibit 23.1
                        CONSENT OF INDEPENDENT AUDITORS



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                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
American Financial Holdings, Inc.:


We consent to the incorporation by reference in the registration statements (Nos. 333-81422, 333-93951, 333-93953 and 333-39886) on Form S-8 of American
Financial Holdings, Inc. of our report dated January 29, 2002, relating to the consolidated balance sheets of American Financial Holdings, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of American Financial Holdings, Inc.

/s/KPMG LLP
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   KPMG LLP
Hartford, Connecticut
March 26, 2002